UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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☐ Preliminary Proxy Statement
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☐ Definitive Proxy Statement
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☐ Soliciting Material Pursuant to §240.14a-12

SCIENTIFIC GAMES CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On April 25, 2011, Scientific Games Corporation (“Scientific Games” or the “Company”) filed a definitive Proxy Statement (the “Definitive Proxy Statement”) for the Annual Meeting of Stockholders of Scientific Games to be held on June 7, 2011 (the “Annual Meeting”).  Scientific Games is herewith filing a form of a letter sent to certain of its stockholders on May 20, 2011 regarding the voting of their shares in connection with the Annual Meeting.

The Definitive Proxy Statement contains a proposal to be submitted to the Company’s stockholders to approve a stock option exchange program for employees and directors (the “Proposed Option Exchange”).  Neither the Definitive Proxy Statement nor the communication attached as an exhibit hereto constitutes an offer to holders of the Company’s outstanding stock options to exchange those options.  The Proposed Option Exchange will only be commenced, if at all, if the Company’s stockholders approve the Proposed Option Exchange.

The Proposed Option Exchange has not yet commenced. Even if the requisite stockholder approval is obtained, Scientific Games may still decide later not to implement the Proposed Option Exchange.  If Scientific Games decides to implement the Proposed Option Exchange, it will file a Tender Offer Statement on Schedule TO with the Securities and Exchange Commission (the “SEC”) upon the commencement of the Proposed Option Exchange.  Persons who are eligible to participate in the Proposed Option Exchange should read the Tender Offer Statement on Schedule TO and other related materials when those materials become available, because they will contain important information about the Proposed Option Exchange.

In connection with the proposal to be voted on by Scientific Games’ stockholders to approve the Proposed Option Exchange, Scientific Games has filed the Definitive Proxy Statement with the SEC and has filed, and intends to file in the future, other relevant materials with the SEC.  Scientific Games stockholders are urged to read such materials as and when they become available and before making any voting decision regarding the Proposed Option Exchange, because they will contain important information about the proposal to be voted on by stockholders with respect to the Proposed Option Exchange.

Scientific Games stockholders and option holders will be able to obtain the written materials described above and other documents filed by Scientific Games with the SEC free of charge from the SEC’s website at www.sec.gov. In addition, stockholders and option holders may obtain free copies of the documents filed by Scientific Games with the SEC by directing a written request to: Scientific Games Corporation, 750 Lexington Avenue, New York, New York 10022, Attention: Investor Relations.

Exhibit A

Form of letter to certain stockholders of Scientific Games Corporation, dated May 20, 2011, regarding the voting of their shares in connection with the Annual Meeting of Stockholders of Scientific Games Corporation to be held on June 7, 2011.